Exhibit 10.1

RUDDICK CORPORATION

2011 INCENTIVE COMPENSATION PLAN

RUDDICK CORPORATION

2011 INCENTIVE COMPENSATION PLAN

1.

Purpose.  The Ruddick Corporation 2011 Incentive Compensation Plan is intended to secure for the Company, its Related Companies and its shareholders the benefits arising from ownership of the Company’s common stock by the employees of the Company and its Related Companies and by the directors of the Company, all of whom are and will be responsible for the Company’s future growth.  The Plan is designed to help attract and retain for the Company and its Related Companies personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Company.  With respect to persons subject to Section 16 of the Act (as defined below), transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

The Plan replaces and supersedes the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (and the Addendum thereto) and the Ruddick Corporation 2000 Comprehensive Stock Option and Award Plan (the “Prior Plans”).  Upon the Effective Date, no additional awards shall be made under the Prior Plans, although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the Prior Plans.  Shares that are subject to outstanding awards under the Prior Plans that expire, are forfeited or otherwise terminate unexercised on or after the Effective Date may be subjected to new awards under the Plan as provided in Section 4.

2.

Definitions.   As used in the Plan, the following terms have the meanings indicated:

(a)

“Act” means the Securities Exchange Act of 1934, as amended.

(b)

“Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Shares, or any exercise of a Nonstatutory Stock Option.

(c)

“Award” means any Incentive Award or Director Award.

(d)

“Board” means the Board of Directors of the Company. To the extent the charter of the Compensation Committee of the Board requires that Awards for the Board be approved by the independent members of the Board, then all references to the powers or the authority of the Board to grant such Awards shall be read instead as references to the powers or the authority of the independent members of the Board to grant such Awards.

(e)

“Change in Control” means a “change in ownership,” a “change in effective control,” or a “change in the ownership of substantial assets” of a corporation as generally described in Section 1.409A-3(i)(5) of the Treasury Regulations and as specifically set forth below (which events are collectively referred to herein as “Change in Control events”).  Notwithstanding any provision herein to the contrary, to qualify as a Change in Control, the occurrence of the Change in Control event must be objectively determinable and any requirement that any person, such as the Committee or the Board, certify the occurrence of a Change in Control event must be strictly ministerial and not involve discretionary authority.  To constitute a Change in Control with respect to a Participant, the Change in Control event must relate to (1) the corporation for which the Participant is performing services at the time of the Change in Control or (2) the corporation that is a majority shareholder of a corporation identified in clause (1) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in clause (1) above.

(i)        A “change in ownership” of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.  However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (ii) below)).

(ii)        Notwithstanding that a corporation has not undergone a change in ownership under paragraph (i) above, a “change in effective control” of a corporation occurs on the date of either:

(A)         Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or

(B)        A majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election.

For purposes of this paragraph (ii), the term “corporation” refers to the Company.

(iii)        A “change in the ownership of substantial assets” of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  For purposes of this paragraph (iii), the term “corporation” refers to the Company and/or Harris Teeter, Inc., as specified by the Committee in the terms of the applicable Grant Agreement.

(f)

 “Code” means the Internal Revenue Code of 1986, as amended.

(g)

“Consultant” means a Service Provider who is not an Employee or Outside Director.

(h)

“Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.  To the extent required under the terms of the charter of the Compensation Committee of the Board, the term “Committee” for purposes of this Plan shall mean those members of the Board who meet each of the qualifications described above.  To the extent the charter of the Compensation Committee of the Board requires that any Awards for the executive officers of the Company be approved by the independent members of the Board, then all references to the  Committee shall be read instead as references to the independent members of the Board.

(i)

“Company” means Ruddick Corporation, and its successors or assigns.

(j)

“Company Stock” means the common stock of the Company.  In the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.  Shares of Company Stock may be issued under this Plan without cash consideration.

(k)

“Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) grants the award; (ii)  with respect to a Nonstatutory Option, the date on which the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option; or (iii) with respect to an Incentive Stock Option, the date on which the Committee (or, with respect to executive officers, the independent members of the Board) completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option.  With respect to any Award, the Committee (and, with respect to executive officers or any Director Award, the independent members of the Board) may specify a future date on which the grant is to be granted or become effective.

(l)

“Director Award” means any Nonstatutory Option, share of Restricted Stock, Stock Award, Restricted Stock Unit or Performance Share awarded to an Outside Director under the Plan.

(m)

“Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3).  As to all other Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision).  The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(n)

“Effective Date” means the date described in Section 11 of the Plan.

(o)

“Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p)

“Employer” means the Company or Related Company with respect to which an Employee provides services.

(q)

“Fair Market Value” means, with respect to a share of Company Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Company Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Company Stock were traded shall be the Fair Market Value.

(r)

“Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(s)

“Incentive Award” means any Option, share of Restricted Stock, Stock Award, Restricted Stock Unit or Performance Share awarded to a Service Provider under the Plan.

(t)

“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u)

“Non-Option Award” means an Award other than an Option.

(v)

“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w)

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 8.

(x)

“Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(y)

“Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(z)

“Performance Criteria” means any one or more of the performance criteria listed below as applied to the performance of the Company as a whole or any business unit of the Company.  The performance criteria may be applied either individually, alternatively, or in any combination and measured on an absolute basis or relative to a pre-established target as may be specified and approved by the Committee.  The performance criteria may include:  return on invested capital, net operating profit (before or after tax), operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.

(aa)

“Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(bb)

“Performance Share” means a right to receive Company Stock (including Restricted Stock) or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 7.

(cc)

“Plan” means this Ruddick Corporation 2011 Incentive Compensation Plan, as it may be amended from time to time.

(dd)

“Plan Year” means the calendar year.

(ee)

“Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(ff)

“Repricing” means, with respect to an Option, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 14(b) below).

(gg)

“Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 6.

(hh)

“Restricted Stock Unit” means a right to receive Company Stock (including Restricted Stock) or cash awarded upon the terms and subject to vesting conditions as set forth in Section 7.

(ii)

“Retirement” means retirement as determined under procedures established by the Committee or in any Award, as set forth in a Participant’s Grant Agreement.

(jj)

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(kk)

“Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Outside Director.

(ll)

“Stock Award” means a share of Company Stock awarded upon the terms set forth in Section 9.

(mm)

“Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(nn)

“Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company.  Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(oo)

“Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.  Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3.

General.   The following types of Awards may be granted under the Plan:  shares of Restricted Stock, Restricted Stock Units, Performance Shares, Options or Stock Awards.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.

Stock.

(a)

Reserve.  Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,600,000 shares of Company Stock, which shall be authorized but unissued shares and which, in the sole discretion of the Committee, may be granted in connection with Incentive Stock Options or other types of Awards.  Any shares subject to an award under the Prior Plans that is outstanding as of the Effective Date and which expires, is forfeited or otherwise terminates unexercised, shall be added to the shares reserved for issuance under the Plan.  For all purposes under the Plan, each Performance Share or Restricted Stock Unit awarded shall be counted as one share of Company Stock subject to an Award.

(b)

Share Use .  Shares allocable to Awards or portions thereof granted under the Plan or to incentive awards granted under the Prior Plans that expire, are forfeited, or that terminate unexercised may be subjected to a new Award under the Plan.  Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new Awards or otherwise used to increase the share reserve under the Plan.  The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c)

Prior Plans.  Upon approval of the Plan by the Company’s stockholders, no additional grants of incentive awards shall be made under the Prior Plans.

(d)

Plan Limits.  All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options.  No more than 200,000 shares may be allocated to Awards that are granted to any individual Participant during any single Taxable Year.  The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $1,750,000.

5.

Eligibility.

(a)

Incentive Awards.  All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan.  The Committee (or, with respect to executive officers, the independent members of the Board) shall have the power and complete discretion, as provided in Section 15, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b)

Director Awards.   All present and future Outside Directors shall be eligible to receive Director Awards under the Plan.  The independent members of the Board shall have the power and complete discretion to select eligible Outside Directors to receive Director Awards and to determine for each Outside Director the nature of the award and the terms and conditions of each Director Award.

(c)

No Contract of Employment or Services.  The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Outside Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Outside Director after the grant or to make further grants to the Service Provider or Outside Director at any time thereafter.

(d)

Foreign Awards.  When granting Awards to Service Providers or Outside Directors who are not United States residents, the Committee (or, with respect to executive officers or a Director Award, the independent members of the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award.  Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

6.

Restricted Stock Awards.

(a)

The Committee (or, with respect to executive officers, the independent members of the Board) may grant Restricted Stock to eligible Service Providers.  Whenever the Committee (or, with respect to executive officers, the independent members of the Board) deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)

The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse.  The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.  Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control.  If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 7(g)-(k).

(c)

No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d)

Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, other than the right to transfer or dispose of the Restricted Stock, but including the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon.  Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e)

Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the

Participant.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7.

Performance Shares and Restricted Stock Units.

(a)

The Committee (or, with respect to executive officers, the independent members of the Board) may grant Performance Shares and Restricted Stock Units to eligible Service Providers. Whenever the Committee (or, with respect to executive officers, the independent members of the Board) deems it appropriate to grant Performance Shares or Restricted Stock Units, notice shall be given to the Service Provider stating the number of Performance Shares or Restricted Stock Units granted and the terms and conditions to which the Performance Shares or Restricted Stock Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)

The Committee shall establish as to each award of Performance Shares the terms and conditions upon which the Performance Shares shall be earned, vest and be paid. The issuance and vesting of Performance Shares may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting of Restricted Stock Units may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit, the vesting of which is conditioned on employment and the passage of time, shall not vest less than three years from the Date of Grant of the Restricted Stock Unit. A Performance Share or Restricted Stock Unit, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change in Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of paragraphs (g)-(k).

(c)

Performance Shares and Restricted Stock Units may be paid in cash, Company Stock (including Restricted Stock), or a fixed combination of Company Stock (including Restricted Stock) or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Shares or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Shares or Restricted Stock Units may be subject to additional conditions (such as those set forth in Section 6 of this Plan) established in the Grant Agreement.

(d) A Participant who receives Performance Shares or Restricted Stock Units payable in Company Stock (including Restricted Stock) shall have no rights as a stockholder until the Company Stock (including Restricted Stock) is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Shares or Restricted Stock Units.  Dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock or cash shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and the same provisions will apply to outstanding Performance Shares following the end of the performance period.

(e)

A Participant’s interest in Performance Shares or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(f)

Whenever payments under Performance Shares or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Performance Shares or Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(g)

The Committee shall establish the Performance Goals for Performance Shares.  The Committee shall determine the extent to which any Performance Criteria shall be used and weighted with respect to any grant of Performance Shares.  The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Share to Performance Share and Fiscal Year to Fiscal Year.  The Committee may increase, but not decrease, any Performance Goal during a Fiscal Year.  However, the Committee shall adjust the Performance Goals, but only to the extent permitted pursuant to Code section 162(m), if it determines that nonrecurring, extraordinary or non-operational items have materially affected the fairness of the Performance Goals and have unduly affected the Company's ability to meet them, including without limitation, items such as the effects of currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, asset write-downs, litigation or claim judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results.  In addition, Performance Goals shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(h)

The Committee (or, with respect to executive officers, the independent members of the Board) shall establish for each Performance Share the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria.  Any Performance Share shall be awarded not later than 90 days after the start of the period for which the Performance Share relates and shall be awarded prior to the completion of 25% of such period.  All determinations regarding the achievement of any Performance Goals will be made by the Committee.  The Committee may not increase during a Fiscal Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Share.

(i)

The actual payments to a Participant under a Performance Share will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement.  All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(j)

The Company shall distribute amounts payable to Participants pursuant to Performance Shares as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends.

(k)

The payment of any amounts pursuant to a Performance Share, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the Participant be an active employee on the Company’s or a Related Company’s payroll on the last day of each applicable

Performance Period and at the time the payment is made, unless the Participant’s employment was earlier terminated due to early, normal or late retirement under the terms of the Company’s pension or similar retirement plan or unless payment is required under the terms of the applicable Change In Control And Severance Agreement between the Company and the Participant.

8.

Stock Options.

(a)

The Committee (or, with respect to executive officers, the independent members of the Board) may grant Options to eligible Service Providers.  Whenever the Committee (or, with respect to executive officers, the independent members of the Board) grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b)

The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 14 (regarding certain changes affecting Company Stock).  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)

Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant.  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)

Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.  Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)

Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f)

Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than

Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g)

Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h)

A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i)

Options may be exercised by the Participant, subject to the terms and conditions of the Ruddick Corporation Insider Information and Stock Trading Policy, by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.  The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate.  Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j)

Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.  Payment to the

Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes, or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k)

Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 8(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.  Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 14 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

9.

Stock Awards.

(a)

The Committee (or, with respect to executive officers, the independent members of the Board) may grant Stock Awards to eligible Service Providers in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Section 9.

(b)

For the purposes of this Plan, in determining the value of a Stock Award, all shares of Company Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Company Stock on the Date of Grant of such Stock Award, regardless of when such shares of Company Stock are issued, and one or more certificates delivered, to the Participant.

(c)

Unless otherwise determined by the Committee and set forth in the related Grant Agreement, shares of Company Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Date of Grant of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Company. Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise respect to a Stock Award, as set forth in the related Grant Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

10.

Director Awards.  The independent members of the Board may grant Director Awards to Outside Directors in the form of shares of Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options or Stock Awards, as provided in Sections 6 through 9 above.  Whenever the independent members of the Board grant shares of Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options or Stock Awards to an Outside Director, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant. Restricted Stock, Restricted Stock Units, Performance Shares, Nonstatutory Options, or Stock Awards granted to Outside Directors shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 6 through 9 above; provided, however, that, notwithstanding anything in Sections 6 or 9 to the contrary, any service or performance period with respect to Restricted Stock, Restricted Stock Units or Performance Shares granted to Outside Directors or Consultants shall not be less than six consecutive months in length; and provided further, that where context reasonably requires, references throughout Sections 6 through 9 above to the “Committee” shall be read instead as references to the independent members of the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 15 below (provided that the Board may not delegate its authority with respect to the granting of Director Awards pursuant to Section 15(a)(viii)), and the Board shall be subject to the same limitations with respect to the Modification and Repricing of outstanding Director Awards as provided therein.  For purposes of this Section 10, and for such other purposes under Plan as may be required, the term “Board” shall mean those directors of the Board who qualify as independent for purposes of the rules of the exchange on which the Company Stock is traded.

11.

Effective Date of the Plan.   The Plan shall become effective as of the date on which it is approved by the stockholders of the Company.

12.

Continuing Securities Law Compliance.  If at any time on or after the effective date of the Plan as described in Section 11 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met.   The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option are extended during a period of suspension.

13.

Termination, Modification, Change.  The Plan shall continue in existence until terminated by the Board in accordance with the terms of this Section 13.  Notwithstanding the foregoing, no Incentive Stock Options may be awarded after the date that is the tenth anniversary of the Effective Date of the Plan.  No new Awards shall be granted under the Plan after its termination.  The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 14), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.  Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

14.

Change in Capital Structure.

(a)

The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants.  The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any unexercised Option or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option to the nearest whole share and round up the exercise price to the nearest whole cent.

(b)

In the event of a Change in Control as described in Sections 2(e)(i), (ii)(A) or (iii), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c)

Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

15.

Administration of the Plan.

(a)

The Plan shall be administered by the Committee.  Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)

to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)

to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii)

to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable, vested, payable, forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events (such as a Change in Control), or other factors;

(iv)

to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)

to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)

to determine whether, and the extent to which, adjustments are required pursuant to Section 14;

(vii)

to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii)

to delegate, to the extent permitted by applicable law and/or its charter, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3));

(ix)

to require any Participant acquiring shares of Company Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Company Stock for investment purposes and without a view to resale or distribution thereof.  Shares of Company Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions.  In making such determination, the Committee may rely upon an opinion of counsel for the Company; and

(x)

to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, the powers described in subsections (ii) and (iii) above may be exercised by the independent members of the Board with respect to grants of Incentive Awards to executive officers.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option without the prior approval of the stockholders of the Company with respect to the proposed Repricing.  No Option may include provisions that “reload” the Option upon exercise or that extend the term of an Option beyond what is the maximum period specified in the Plan and/or Grant Agreement.

(b)

The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)

The Committee shall meet at such times and places as it determines.  A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)

The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 15(a)(viii) above.  Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

(e)

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties;

provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(e)

Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended.  Notwithstanding the foregoing or any other provision of the Plan or a Grant Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion.

16.

Notice.   All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.

No Effect on Other Plans.  Except as provided in Section 4(c), nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

18.

Interpretation.   The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m).  The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code.  To the extent applicable, this Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements.  If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.  The terms of this Plan shall be governed by the laws of the State of North Carolina.